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                                                                      EXHIBIT 12

                     THE HERTZ CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                          TO FIXED CHARGES (UNAUDITED)
                    (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                                             Years Ended December 31,
                                             --------------------------------------------------------
                                               1998        1997        1996        1995        1994
                                             --------    --------    --------    --------    --------
Income before income taxes.................  $465,392    $343,270    $256,569    $172,344    $162,831
Interest expense...........................   317,756     316,038     309,249     323,871     284,438
Portion of rent estimated to represent the
  interest factor..........................    78,435      72,752      69,188      75,874      88,219
                                             --------    --------    --------    --------    --------
Earnings before income taxes and fixed
  charges..................................  $861,583    $732,060    $635,006    $572,089    $535,488
                                             ========    ========    ========    ========    ========
Interest expense (including capitalized
  interest)................................  $318,967    $316,536    $309,843    $325,021    $284,855
Portion of rent estimated to represent the
  interest factor..........................    78,435      72,752      69,188      75,874      88,219
                                             --------    --------    --------    --------    --------
Fixed charges..............................  $397,402    $389,288    $379,031    $400,895    $373,074
                                             ========    ========    ========    ========    ========
Ratio of earnings to fixed charges.........       2.2         1.9         1.7         1.4         1.4
                                             ========    ========    ========    ========    ========